UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departures of Certain Directors

On January 31, 2025, in connection with ongoing cost-cutting measures, Scott Braunstein, M.D. resigned from the Board of Directors of the Company (the “Board”) and the Audit Committee thereof, effective as of January 31, 2025. The voluntary resignation of Dr. Braunstein was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with the foregoing resignations, the Board decreased the size of the Board to two members, effective upon the effectiveness of the resignations. Following the effectiveness of the resignation, Carrie Bourdow continues to serve as Chairman of the Board, and Barbara Yanni continues to serve as a director on the Board.

Departures and Appointments of Certain Officers

On January 31, 2025, the Board of Directors (the “Board”) of the Company approved the termination of employment, without cause, of Katrine Sutton, the Company’s Vice President, Finance Planning and Analysis, effective as of January 31, 2025 (the “Termination Date”). The termination was in connection with cost-cutting measures and does not involve any disagreement concerning the Company’s operations, policies or practices. Ms. Sutton will continue to serve as the principal financial officer and principal accounting officer following her termination of employment.

Consulting Arrangement

On February 1, 2025, the Company entered into a consulting agreement with Ms. Sutton (the “Consulting Agreement”), pursuant to which Ms. Sutton will provide assistance, advice and expertise on corporate finance planning and other business topics as directed by the Company. Pursuant to the terms of the Consulting Agreement, Ms. Sutton will receive cash compensation at an hourly rate generally consistent with her respective prior compensation level for services to the Company. A copy of the Consulting Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
10.1	Consulting Agreement, dated February 1, 2025, by and between the Company and Katrine Sutton
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: February 3, 2025	By:	/s/ Carrie Bourdow
Carrie Bourdow
Acting Chief Executive Officer and Principal Executive Officer